UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2018

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of Principal Executive Offices) Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 9, 2018, in connection with the proposed merger (the “Merger”) pursuant to the Agreement and Plan of Merger by and among Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), Campbell Soup Company, a New Jersey corporation, and Twist Merger Sub, Inc., a North Carolina corporation, which was previously announced on December 18, 2017, the Company issued the attached written communication required to be filed under Rule 14a-12 of the Securities Exchange Act of 1934, as amended, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	IMO Employee Update issued February 9, 2018

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. (the “Company”) by Campbell Soup Company. In connection with this transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Company’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

PARTICIPANTS IN THE SOLICITATION

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.
Date: February 9, 2018

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary